Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-38850
PROSPECTUS SUPPLEMENT NO. 4
(to prospectus dated September 8, 2000)
242,876 Shares
First Industrial Realty Trust, Inc.
Common Stock
          This prospectus supplement supplements information contained in the “Selling Stockholders” section of the prospectus dated September 8, 2000 relating to the potential offer and sale from time to time of up to 242,876 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated September 8, 2000, including any supplements or amendments to such prospectus.
          The table below reflects the following transactions:
•	the transfer by The Henry D. and Terri D. Bullock Trust U/A/D 8/28/92, Henry D. Bullock & Terri D. Bullock as Trustees, which is no longer a selling stockholder, of 750 units to The Bullock Childrens Education Trust U/A/D 12/20/94 F/B/O Benjamin Dure Bullock, Henry D. & Terri D. Bullock & Richard J. Holmstrom as Trustees; and

•	the transfer by The Henry D. and Terri D. Bullock Trust U/A/D 8/28/92, Henry D. Bullock & Terri D. Bullock as Trustees, which is no longer a selling stockholder, of 750 units to The Bullock Childrens Education Trust U/A/D 12/20/94 F/B/O Christine Laurel Bullock, Henry D. & Terri D. Bullock & Richard J. Holmstrom as Trustees.

	Number of shares and units owned	Number of shares
Name	before the offering	offered hereby

The Bullock Childrens Education Trust U/A/D 12/20/94 F/B/O Benjamin Dure Bullock, Henry D. & Terri D. Bullock & Richard J. Holmstrom as Trustees	6,520	4,620(4)

The Bullock Childrens Education Trust U/A/D 12/20/94 F/B/O Christine Laurel Bullock, Henry D. & Terri D. Bullock & Richard J. Holmstrom as Trustees	6,520	4,620(4)
The date of this prospectus supplement is November 12, 2009.